Exhibit 16.1

March 13, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Natural Health Trends Corp. under Item 4.01 of its Form 8-K dated March 13, 2025. We agree with the statements concerning our Firm in such Form 8- K; we are not in a position to agree or disagree with other statements of Natural Health Trends Corp. contained therein.

Very truly yours,

Marcum LLP

Marcum LLP / 777 S. Figueroa Street /  Suite 2900 / Los Angeles, CA 90017 / Phone 310.432.7400 / marcumllp.com